HMS Holdings Corp.	HMS • Holdings • Corp.
401 Park Avenue South
New York, New York 10016	Nasdaq: HMSY
(212) 725-7965
(212) 857-5973 (fax)

PRESS RELEASE

Release:	March 7, 2005

Contact:	William F. Miller III, Chairman and Chief Executive Officer
(212) 857-5423
(212) 857-5973 (fax)
E-Mail: ir@hmsy.com
http://www.hmsholdings.com

HMS Holdings Corp. Announces 2004 Results

New York, NY, March 7, 2005 — HMS Holdings Corp. (Nasdaq: HMSY) announced results today for the fourth quarter and fiscal year ended December 31, 2004. HMSY reported revenue of $23.2 million for the fourth quarter of 2004, an increase of 11% over the prior year period revenue of $20.9 million. HMSY reported net income of $3.7 million or $0.16 per diluted common share for the 2004 quarter, compared to net income of $2.4 million or $0.12 per diluted common share for the fourth quarter of 2003.

     For the full year 2004, the Company reported revenue of $85.2 million, a 15% increase over 2003 revenue of $74.4 million. Also, for the full year 2004, the Company reported net income of $6.0 million or $0.27 per diluted common share, compared to net income of $2.3 million or $0.12 per diluted common share in the prior year.

     Revenue from Health Management Systems, Inc., (HMS) which provides coordination of benefits and cost containment services to state Medicaid agencies, was $12.7 million and $44.0 million for the quarter and year ended December 31, 2004, which represented increases of 22.8% and 18.5% from the respective prior year periods. Revenue from Accordis Inc., (Accordis) which provides revenue cycle management services to healthcare providers, was $10.6 million and $41.2 million for the quarter and year ended December 31, 2004, which represented an increase of 10.6% for the full year but was even with the prior year fourth quarter.

     William F. Miller III, HMSY’s Chairman and Chief Executive Officer, said, “Going forward, we will be increasingly focused on HMS’s coordination of benefit and cost containment services, which now account for a majority of HMS Holdings revenue and all of its operating profit. These businesses are technology-based leaders in markets characterized by high barriers to entry, and experienced revenue growth averaging 18% per year for the last four years. We believe that with this focus we best position ourselves to benefit from the enormous attention being paid at every level of government to managing increases in healthcare cost. Medicaid and Medicare, the programs that our services specifically target, will together spend more than $700 billion in 2005, and continue to grow rapidly. We have commenced a strategic review of alternatives available to us for increasing the return on the resources that we have employed in delivering

HMS Holdings Corp.	HMS • Holdings • Corp.
401 Park Avenue South
New York, New York 10016	Nasdaq: HMSY
(212) 725-7965
(212) 857-5973 (fax)

PRESS RELEASE

revenue cycle management services to providers through our Accordis subsidiary. We anticipate that this strategic review will be completed by our first quarter earnings call and expect to offer guidance for the full year for HMS Holdings at that time. We will also update you then on our initiatives underway with the Federal Medicare program.”

     The Company also announced that it was reviewing with its auditors an apparent mistake in its footnote disclosure of the subsequent effect of its adoption of the revenue recognition guidance of Staff Accounting Bulletin No. 101 (SAB 101) during fiscal 2000. Since such adoption, the Company has recognized revenue for its contingency fee based services when third party payors remit payments to its customers. As a result of the adoption of SAB 101 as of November 1, 1999, the Company recorded a charge to earnings representing the cumulative effect of change in accounting principle of $22.0 million, which reflects unbilled accounts receivable of $41.7 million that had been previously recognized as revenue in accordance with the Company’s prior revenue recognition policies offset by $1.5 million of direct costs and income tax benefit of $18.2 million.

     SAB 101 requires that in reporting periods subsequent to the cumulative effect transition adjustment, the Company should disclose the amount of revenue (if material to income before income taxes) recognized in those periods that was included in the cumulative effect adjustment. The Company has reported these amounts in the footnotes to its financial statements in each of its annual reports since the change in accounting principle. However, the Company has recently learned that its footnote disclosure did not distinguish between amounts that were ultimately billed as revenue and amounts that were determined not to be collectable and accordingly not included in revenue. Although it appears this disclosure did not accurately portray the ultimate resolution of the cumulative effect adjustment, the Company believes its reported revenues on its statements of operations for periods subsequent to the cumulative effect adjustment on November 1, 1999 are accurate and unaffected by this matter. The Company’s audit committee is investigating the circumstances surrounding the mistake. The Company anticipates that any deficiencies in its prior footnote disclosures will be corrected in the Company’s annual report on Form 10-K for fiscal 2004 and will have no effect on reported earnings or cash flows.

     HMSY will be hosting its 2004 year end conference call with the investment community on Tuesday, March 8, 2005 at 10:00 A.M. Eastern Time. The conference call will include listen-only capability for individual investors and interested parties. The conference call number is (877) 272-8639, Conference ID # 4121866. The conference call will be available for replay at (212) 857-5423 until March 25, 2005. This press release and the included earnings statements will be available at www.hmsholdings.com indefinitely.

     Shareholders and interested investors are welcome to contact the company through our Investor Relations phone number, (212) 857-5423. Following the filing of the Form 10-K, corporate executives will be available to respond to inquiries from shareholders and interested investors.

HMS Holdings Corp.	HMS • Holdings • Corp.
401 Park Avenue South
New York, New York 10016	Nasdaq: HMSY
(212) 725-7965
(212) 857-5973 (fax)

PRESS RELEASE

     HMS Holdings Corp. provides revenue management, cost containment and business office outsourcing services to healthcare payors and providers. We help our clients increase revenue, accelerate collections and reduce operating and administrative costs.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of HMSY, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to (i) the information being of a preliminary nature and therefore subject to further adjustment; (ii) the uncertainties of litigation; (iii) HMSY’s dependence on significant customers; (iv) changing conditions in the healthcare industry which could simplify the reimbursement process and adversely affect HMSY’s business; (v) government regulatory and political pressures which could reduce the rate of growth of healthcare expenditures and/or discourage the assertion of claims for reimbursement against and delay the ultimate receipt of payment from third party payors; (vi) competitive actions by other companies, including the development by competitors of new or superior services or products or the entry into the market of new competitors; (vii) all the risks inherent in the development, introduction, and implementation of new products and services; and (viii) other risk factors described from time to time in HMSY’s filings with the SEC, including HMSY’s Form 10-K for the year ended December 31, 2003. HMSY assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise. When/if used in this release, the words “focus”, “believe”, “confident”, “anticipate”, “expected”, “strong”, “potential”, and similar expressions are intended to identify forward-looking statements, and the above described risks inherent therein.

# # #

HMS Holdings Corp.	HMS • Holdings • Corp.
401 Park Avenue South
New York, New York 10016	Nasdaq: HMSY
(212) 725-7965
(212) 857-5973 (fax)

PRESS RELEASE

Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(unaudited)

	Three months ended		Fiscal year ended
	December 31,		December 31,
	2004	2003	2004	2003
Revenue	$23,248	$20,878	$85,193	$74,361
Cost of services:
Compensation	10,889	10,043	43,421	39,140
Data processing	1,272	1,129	4,889	4,686
Occupancy	1,402	1,373	5,511	5,600
Direct project costs	4,036	3,348	15,666	12,909
Other operating costs	1,977	2,133	8,127	7,618
Restructuring costs	—	352	—	352
US attorney investigation costs	—	175	1,771	2,176

Total cost of services	19,576	18,553	79,385	72,481

Operating income	3,672	2,325	5,808	1,880
Net interest income	87	54	323	256

Income from continuing operations before income taxes	3,759	2,379	6,131	2,136
Income taxes	80	—	115	—

Income from continuing operations	3,679	2,379	6,016	2,136
Income from discontinued operations, net	—	—	—	212

Net income	$3,679	$2,379	$6,016	$2,348
Basic income per share data:
Income per share from continuing operations	$0.19	$0.13	$0.32	$0.12
Income per share from discontinued operations	—	—	—	0.01

Net income per basic share	$0.19	$0.13	$0.32	$0.13

Diluted income per share data:
Income per share from continuing operations	$0.16	$0.12	$0.27	$0.11
Income per share from discontinued operations	—	—	—	0.01

Net income per diluted share	$0.16	$0.12	$0.27	$0.12

Weighted average common shares outstanding:
Basic	19,285	18,386	19,074	18,330

Diluted	22,549	20,568	22,275	20,132

HMS Holdings Corp.	HMS • Holdings • Corp.
401 Park Avenue South
New York, New York 10016	Nasdaq: HMSY
(212) 725-7965
(212) 857-5973 (fax)

PRESS RELEASE

Condensed Consolidated Balance Sheets
($ In Thousands, Except Share Amounts)
(unaudited)

	December 31,	December 31,
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$31,696	$26,615
Short-term investments	—	100
Accounts receivable, net	21,698	17,331
Prepaid expenses and other current assets	1,315	1,072

Total current assets	54,709	45,118
Property and equipment, net	4,924	3,123
Goodwill, net	5,679	5,679
Deferred income taxes, net	8,920	8,920
Other assets	80	283

Total assets	$74,312	$63,123

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$14,238	$11,290

Total current liabilities	14,238	11,290
Other liabilities	1,371	1,226

Total liabilities	15,609	12,516

Commitments and contingencies
Shareholders’ Equity
Preferred stock — $.01 par value; 5,000,000 shares authorized; none issued	—	—
Common Stock — $.01 par value; 45,000,000 shares authorized;
20,980,331 shares issued and 19,335,415 shares outstanding at December 31, 2004
20,042,421 shares issued and 18,397,505 shares outstanding at December 31, 2003	210	200
Capital in excess of par value	77,237	75,167
Accumulated deficit	(9,456)	(15,472)
Treasury stock, at cost; 1,644,916 shares at December 31, 2004 and at December 31, 2003	(9,288)	(9,288)
Total shareholders’ equity	58,703	50,607

Total liabilities and shareholders’ equity	$74,312	$63,123

HMS Holdings Corp.	HMS • Holdings • Corp.
401 Park Avenue South
New York, New York 10016	Nasdaq: HMSY
(212) 725-7965
(212) 857-5973 (fax)

PRESS RELEASE

Condensed Consolidated Statement of Cash Flows
($ in Thousands)
(unaudited)

	Fiscal year ended December 31,
	2004	2003
Operating activities:
Net income (loss)	$6,016	$2,348
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	—	(212)
Loss on disposal and write-off of capitalized software costs and property and equipment	31	35
Depreciation and amortization	2,251	2,555
Provision for doubtful accounts	300	300
Stock compensation expense	—	2
Changes in assets and liabilities:
Increase in accounts receivable	(4,667)	(2,319)
(Increase) decrease in prepaid expenses and other current assets	(243)	135
Decrease in other assets	203	71
Increase (decrease) in accounts payable, accrued expenses and other liabilities	3,093	(1,382)

Net cash provided by operating activities	6,984	1,533

Investing activities:
Purchases of property and equipment	(3,674)	(801)
Investments in software	(409)	—
Net proceeds from maturities of short-term investments	100	1,000

Net cash provided by (used in) investing activities	(3,983)	199

Financing activities:
Proceeds from issuance of common stock	—	48
Proceeds from exercise of stock options	2,080	192
Repayment of note receivable from officer for purchase of common stock	—	361
Purchases of treasury stock	—	(104)

Net cash provided by financing activities	2,080	497

Net increase in cash and cash equivalents	5,081	2,229
Cash and cash equivalents at beginning of period	26,615	24,174
Cash provided by discontinued operations	—	212

Cash and cash equivalents at end of period	$31,696	$26,615

Supplemental disclosure of non-cash investing and financing activities:
Change in unearned compensation	$—	$(31)

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$135	$8